                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our report  dated  February 8, 2006,  relating to the financial  statements and financial highlights which appears in the December 31,
2005 Annual Report to Shareholders  of VP Inflation  Protection  Fund,  which is also incorporated by reference into the Registration  Statement. We also consent to the references to us under the headings "Financial Highlights",  "Independent
Registered   Public   Accounting  Firm"  and  "Financial   Statements"  in  such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
--------------------------------------------
PricewaterhouseCoopers LLP
Kansas City, Missouri
April 5, 2006